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   As filed with the Securities and Exchange Commission on September 10, 1997

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 27, 1997
                        (Date of earliest event reported)

                             LEGEND PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)


Delaware                              1-9885                         36-3465359
(State or other jurisdiction of      (Commission File No.)          (IRS Employer Identification No.)
incorporation)


            1420 Fifth Avenue, Suite 4200, Seattle, Washington 98101
                    (Address of principal executive offices)


                                 (206) 464-0123
               (Registrant's telephone number including area code)



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ITEM 5.  OTHER EVENTS

On August 27, 1997, Legend Properties, Inc. ("Legend") announced a relocation of its headquarters from Seattle to its existing suburban Washington, D.C. office. The relocation will allow the company to increase its focus on the company's core assets in Maryland and Virginia, near Washington, D.C., and on Florida's east coast near Vero Beach. This consolidation of offices will also provide the company a reduction in operating costs.

As part of the relocation, Kenneth L. Uptain resigned as president, chief executive officer and member of the board of directors, to pursue other opportunities in the Seattle area. Edward F. Podboy was named president and chief executive officer succeeding Kenneth L. Uptain, effective immediately. Prior to his appointment, Mr. Podboy was president of Legend Development Company, the company's Washington D.C. development subsidiary. Jan Petter Storetvedt, an existing director, was elected to serve as chairman of the board. Additionally, the Company's board of directors appointed Jon Alvar Oyasaeter as a director to fill the vacancy created by Mr.
Uptain's resignation.

Mr. Podboy has more than 25 years of diversified real estate experience. During that time, he has been involved in the construction and financing of more than 25,000 residential housing units and more than three million square feet of commercial space. Mr. Podboy has held the positions of chief financial officer for United Development Co., a subsidiary of Aetna, was management consultant for the public accounting firm of Coopers & Lybrand and CFO of a mortgage banking operation.

Jon Alvar Oyasaeter has been employed by Aker RGI or an affiliate since 1986. Through holding companies, Aker RGI is the majority owner of Legend Properties, Inc., and is a $3 billion multi-national investment company publicly traded in Norway. In addition to being Legend's majority shareholder, Aker RGI has significant investments in oil and gas technology, cement and building materials, and the Seafoods industry. Mr. Oyasaeter is a graduate of the Norwegian School of Economics and Business Administration.

The company's chief financial officer, Raymond J. Whitty, and corporate controller, Chris J. Pollak, have elected to remain in the Pacific Northwest. Both have agreed to provide services to the company until the management transition is completed through December 31, 1997.

Finance and business development responsibilities will be assumed by Robert B. Cavoto. Mr. Cavoto is a certified public accountant and is currently vice president of Legend Development Company. From 1991 to 1997, Mr. Cavoto was an Asset Manager with Banyan Management Corp., and was responsible for entitlement, development, financing and disposition activities for a portfolio of mixed-use and residential land developments. From 1988 to 1991, Mr. Cavoto was Vice President of Finance for a real estate company. Prior to that he was a manager in KPMG Peat Marwick LLP's Real Estate Practice.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         LEGEND PROPERTIES, INC.
                                              (Registrant)



                                 By:  /s/   EDWARD F. PODBOY
                                    -------------------------------------
                                            Edward F. Podboy
                                   President, Chief Executive Officer


Date: September 10, 1997